Exhibit 10.11

NOTE SALES AGREEMENT

THIS NOTE SALES AGREEMENT, dated as of August 31, 2010 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among each undersigned LENDER (as such term is defined in the Mortgage Loan Agreement), each undersigned FIRST MEZZANINE LENDER, SECOND MEZZANINE LENDER, THIRD MEZZANINE LENDER, FOURTH MEZZANINE LENDER, FIFTH MEZZANINE LENDER, SIXTH MEZZANINE LENDER, SEVENTH MEZZANINE LENDER, EIGHTH MEZZANINE LENDER and NINTH MEZZANINE LENDER (in each case, as such terms are defined in the Mortgage Loan Agreement) (individually or collectively as the context requires, together with their respective successors and assigns, the “Mezzanine Lender”), SPECIFIED MEZZANINE LENDER (as such term is hereinafter defined), HARRAH’S ENTERTAINMENT, INC., a Delaware corporation (“HET”), each undersigned MORTGAGE BORROWER (as such term is hereinafter defined), each undersigned MEZZANINE BORROWER (as such term is defined in the Mortgage Loan Agreement) and each undersigned OPERATING COMPANY (as such term is defined in the Mortgage Loan Agreement).

W I T N E S S E T H:

WHEREAS, simultaneously herewith, each Lender and each Mortgage Borrower is executing and delivering that certain Second Amended and Restated Loan Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”) in connection with the Loan (as defined therein) in the original principal amount of Four Billion and No/100 Dollars ($4,000,000,000);

WHEREAS, simultaneously herewith, each Mezzanine Lender and each Mezzanine Borrower is executing and delivering certain Second Amended and Restated Loan Agreements for each Mezzanine Loan (as defined therein) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Mezzanine Loan Agreements”); and

WHEREAS, in connection with the execution and delivery of the Mortgage Loan Agreement and each of the Mezzanine Loan Agreements, each Lender, each Mezzanine Lender, the Specified Mezzanine Lender, each Mortgage Borrower, each Mezzanine Borrower, HET and each Operating Company desire to enter into this Agreement to evidence, inter alia, their agreement with respect to certain required and/or permitted purchases of the Notes and the Mezzanine Notes as more fully specified herein.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as well as the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS

Section 1.1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage Loan Agreement. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Closing Date” shall mean the date of this Agreement.

“Consolidated Entities” shall mean the Mortgage Borrowers, the Mezzanine Borrowers, the Operating Companies and their respective subsidiaries on a consolidated basis.

“Credit Suisse” shall mean Credit Suisse AG, Cayman Islands Branch, and any Affiliate thereof.

“De Minimus Notes” shall mean any Mezzanine Notes with an aggregate outstanding principal balance of $20,000,000 or less.

“ECF Offer End Date” shall mean the date on which the principal amount outstanding under all of the Mezzanine Notes is not greater than $625,000,000 in the aggregate.

“ECF Payment Date” shall mean, with respect to each Excess Cash Flow Period, the first Payment Date occurring after quarterly financial statements are required to be delivered under Section 5.1.11(c) of the Mortgage Loan Agreement with respect to each such Excess Cash Flow Period.

“Excess Cash Flow” shall mean, with respect to each Excess Cash Flow Period, the Excess Cash Flow (as defined in the Mortgage Loan Agreement) of the Consolidated Entities for such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean each fiscal quarter of the Consolidated Entities; provided that, the first Excess Cash Flow Period hereunder will be the period from the Closing Date to the end of the fiscal quarter in which the Closing Date occurs (and Excess Cash Flow will be measured for such first Excess Cash Flow Period by measuring the amount of Excess Cash Flow for the full quarter ending on the last day of such period and prorating such amount over the number of days in such period).

“First Option Noteholders” shall mean, collectively, at any time, (i) the holders of the First Option Notes, in their capacity as holders of First Option Notes or (ii) with respect to First Option Notes that have been purchased in connection with the Upfront Purchase, Subsequent Upfront Purchases or Optional Note Purchases completed prior to the date hereof, the parties described on Exhibit J hereto with respect to such notes.

“First Option Notes” shall mean, collectively, the Mezzanine Notes set forth on Exhibit J hereto.

“German American” shall mean German American Capital Corporation, together with its successors and assigns.

“Harrah’s Parties” shall mean, collectively, the Mortgage Borrowers, the Mezzanine Borrowers and the Operating Companies.

“Information Summary” shall mean the Information Summary schedule delivered to the Servicer on the date hereof in connection with the execution and delivery of this Agreement.

“Junior Mezzanine Loans” shall mean, collectively, the Fifth Mezzanine Loan, the Sixth Mezzanine Loan, the Seventh Mezzanine Loan, the Eighth Mezzanine Loan and the Ninth Mezzanine Loan.

“Junior Mezzanine Notes” shall mean, collectively, all unpaid Mezzanine Notes evidencing in whole or in part any Junior Mezzanine Loan other than Mezzanine Notes that are designated as Specified Mezzanine Notes in this Agreement.

“Material Information” shall mean the occurrence of any material effect, or any event or condition that, individually or in the aggregate, has had or would reasonably be expected to have a material effect (in each case whether positive or negative), on (a) the business, property, operations, condition, liabilities (contingent or otherwise) or prospects of HET and its subsidiaries, taken as a whole, (b) the ability of any Mortgage Borrower or any Mezzanine Borrower or any subsidiaries of any of the foregoing to perform its obligations under any Loan Document or any Mezzanine Loan Document or (c) the rights or remedies available to any Lender or any Mezzanine Lender under any Loan Document or Mezzanine Loan Document.

“Mortgage Borrowers” shall mean, collectively, Harrah’s Las Vegas Propco, LLC, Harrah’s Atlantic City Propco, LLC, Rio Propco, LLC, Flamingo Las Vegas Propco, LLC, Paris Las Vegas Propco, LLC and Harrah’s Laughlin Propco, LLC, each a Delaware limited liability company, together with each such Person’s successors and permitted assigns.

“Participant” shall mean Blackstone Special Funding (Ireland), together with its successors and assigns.

“Purchase and Sale Agreement” shall mean a purchase and sale agreement in the form attached hereto as Exhibit D.

“Remaining Cash Flow” shall mean, in respect of each Excess Cash Flow Period, the amount of Excess Cash Flow remaining after deducting therefrom the amount of Excess Cash Flow that is applied (directly or indirectly) with respect to such Excess Cash Flow Period to consummate purchases of Junior Mezzanine Notes, Specified Mezzanine Notes and Senior Mezzanine Notes pursuant to ECF Purchase Offers that were made relating to such Excess Cash Flow Period or in prior Excess Cash Flow Periods and are still outstanding.

“Requisite Lenders” shall have the meaning set forth in the Mortgage Loan Agreement.

“Rio Leverage Event” shall have the meaning set forth in the Mortgage Loan Agreement.

“Second Option Noteholders” shall mean, collectively, at any time, (i) the holders of the Second Option Notes, in their capacity as holders of Second Option Notes or (ii) with respect to Second Option Notes that have been purchased in connection with the Upfront Purchase, Subsequent Upfront Purchases or Optional Note Purchase completed before the date hereof, the parties described on Exhibit K hereto, with respect to such notes.

“Second Option Notes” shall mean, collectively, the Mezzanine Notes set forth on Exhibit K hereto.

“Senior Mezzanine Loans” shall mean, collectively, the First Mezzanine Loan, the Second Mezzanine Loan, the Third Mezzanine Loan and the Fourth Mezzanine Loan.

“Senior Mezzanine Notes” shall mean, collectively, all unpaid Mezzanine Notes evidencing in whole or in part any Senior Mezzanine Loan other than Mezzanine Notes that are designated as Specified Mezzanine Notes in this Agreement.

“Servicer” shall have the meaning ascribed thereto in the Mortgage Loan Agreement.

“Special Senior Mezzanine Purchase Period” shall mean each Excess Cash Flow Period, if any, commencing after (a) payment in full of all Specified Mezzanine Notes and (b) such time as the aggregate outstanding principal balance of the Junior Mezzanine Notes is equal to or less than $200,000,000 or, for any Excess Cash Flow Period, will be less than $200,000,000 during such Excess Cash Flow Period based on accepted offers to purchase Junior Mezzanine Notes and the amount of available Excess Cash Flow in such Excess Cash Flow Period, and continuing until the earlier to occur of (x) such time, if any, as no Junior Mezzanine Notes remain outstanding or (y) the occurrence of the ECF Offer End Date.

“Specified Mezzanine Notes” shall mean, collectively, the First Mezzanine Notes, the Second Mezzanine Notes, the Third Mezzanine Notes, the Fourth Mezzanine Notes and the Fifth Mezzanine Notes, in each case held as of the date hereof by Participant, and set forth on Exhibit C hereto. Notwithstanding the foregoing, if any Specified Mezzanine Note becomes a DPO Mezzanine Loan hereunder, such Specified Mezzanine Note shall automatically cease to be a Specified Mezzanine Note hereunder.

“Specified Mezzanine Lender” shall mean, at any time, a holder of the Specified Mezzanine Notes (in its capacity as such), solely for such time as such holder holds Specified Mezzanine Notes and Specified Mezzanine Notes are outstanding. The Specified Mezzanine Lender on the date hereof is Participant.

“Trigger Date” shall have the meaning set forth in the Mortgage Loan Agreement.

Section 1.2. Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) except as otherwise provided, any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used herein shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(b) In the computation of periods of time from a specified date to a later specified date, except as otherwise provided the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.3. The Servicer. Each Lender, Specified Mezzanine Lender and each Mezzanine Lender have engaged the Servicer to administer the Loan and each of the Mezzanine Loans. The parties to this Agreement hereby agree and acknowledge that, except as set forth in Section 5.1 of this Agreement in connection with the payment of the purchase price for Optional Note Purchases, all payments to be made by any of the Harrah’s Parties pursuant to this Agreement in connection with the purchase of Mezzanine Notes shall be paid in immediately available funds by such Harrah’s Parties to Servicer. Payment from Servicer to any Lender, Specified Mezzanine Lender or Mezzanine Lender of amounts due and owing to any such party pursuant to the terms of this Agreement shall be made in accordance with the terms of the Servicing Agreement. Nothing herein shall be construed to prevent, restrict or prohibit Lender or Mezzanine Lender from replacing Servicer and/or retaining different Servicers from time to time as they shall determine amongst themselves in accordance with the terms of the Loan Documents, the Co-Lender Agreement, that certain Interim Servicing Agreement dated as of January 28, 2008 (as amended through the date hereof) and the Intercreditor Agreement.

II.	UPFRONT PURCHASES; SUBSEQUENT UPFRONT PURCHASES

Section 2.1. Upfront Purchases. Prior to the date hereof, HET purchased the Mezzanine Notes set forth on Exhibit A to the Information Summary (such purchases, the “Upfront Purchases”). The parties hereto confirm that the purchase price for such Upfront Purchases was thirty cents ($0.30) per each one dollar ($1.00) of principal amount of each applicable Mezzanine Note sold, paid or payable as follows: (a) twenty-five cents ($0.25) per each one dollar ($1.00) of principal was paid by HET in immediately available funds at the closing of each such Upfront Purchase and (b) the remaining five cents ($0.05) per each one dollar ($1.00) of principal amount of such Mezzanine Notes sold (the “Upfront Deferred Purchase Price”) is to be paid by the applicable Mezzanine Borrower that is the obligor under each Mezzanine Note that was purchased as a part of the Upfront Purchases utilizing (directly or indirectly) Excess Cash Flow commencing on the Closing Date, subject to and in accordance with the terms and conditions of Section 2.3 of this Agreement. In connection with the payment of the Upfront Deferred Purchase Price, the Harrah’s Parties shall cause the funds required to consummate each such payment to be contributed to and/or paid as a dividend to, each applicable Mezzanine Borrower, and all such contributions and dividends shall be evidenced in the books and records of the Harrah’s Parties, as applicable.

Section 2.2. Subsequent Upfront Purchases. On the Closing Date, the Harrah’s Parties shall cause the Mezzanine Borrower that is the obligor under the Seventh Mezzanine Note, the Eighth Mezzanine Note or the Ninth Mezzanine Note, as applicable, held by German American on the date hereof, as set forth on Exhibit B to the Information Summary, to purchase such Mezzanine Note (each such purchase, a “Subsequent Upfront Purchase”). Each Subsequent Upfront Purchase shall be made pursuant to and in accordance with a Purchase and Sale Agreement. The purchase price for each Subsequent Upfront Purchase shall be thirty cents ($0.30) for each one dollar ($1.00) of principal amount of such Mezzanine Notes sold, payable as follows: (a) twenty-five cents ($0.25) per each one dollar ($1.00) of principal shall be paid in immediately available funds on the Closing Date, and (b) the remaining five cents ($0.05) per each one dollar ($1.00) of principal amount of Mezzanine Notes sold (the “Subsequent Deferred Purchase Price”, and together with the Upfront Deferred Purchase Price, collectively, the “Deferred Purchase Price”), shall be paid by the applicable Mezzanine Borrower utilizing (directly or indirectly) Excess Cash Flow commencing on the Closing Date, subject to and in accordance with the provisions of Section 2.3 of this Agreement. Accrued and unpaid interest on any Mezzanine Note purchased in connection with a Subsequent Upfront Purchase shall be paid in the manner specified in the Purchase and Sale Agreement. In connection with each Subsequent Upfront Purchase and the payment of the Subsequent Deferred Purchase Price, the Harrah’s Parties shall cause the funds required to consummate each such purchase and payment to be contributed to and/or paid as a dividend to, each applicable Mezzanine Borrower, and all such contributions and dividends shall be evidenced in the books and records of the Harrah’s Parties, as applicable.

Section 2.3. Payments of the Deferred Purchase Price. The Harrah’s Parties shall cause one hundred percent (100%) (or such lesser percentage of Excess Cash Flow as required to pay the Deferred Purchase Price in full) of Excess Cash Flow for each Excess Cash Flow Period to be applied by the applicable Mezzanine Borrowers to make payments of the Deferred Purchase Price to each entitled Mezzanine Lender. Each such payment shall be payable to each Mezzanine Lender to which a portion of the Deferred Purchase Price is due and owing for each such Excess Cash Flow Period on a pro rata and pari pasu basis, based on the respective aggregate principal amount of the Mezzanine Notes sold by each such Mezzanine Lender in connection with the Upfront Purchases or the Subsequent Upfront Purchases. The Harrah’s Parties shall cause each such payment to be made to each entitled Mezzanine Lender until such time as the Deferred Purchase Price owed to each such Mezzanine Lender has been paid in full. Following the date on which the Deferred Purchase Price owed to each Mezzanine Lender is paid in full, the Harrah’s Parties shall cause Excess Cash Flow to be applied by the Mezzanine Borrowers to make ECF Purchase Offers pursuant to Article III of this Agreement. If the Deferred Purchase Price is not paid in full out of Excess Cash Flow on or prior to December 31, 2010, the Harrah’s Parties shall cause to be paid to each Mezzanine Lender on or prior to such date the outstanding amount of the Deferred Purchase Price owed to such Mezzanine Lender as of such date (the aggregate amount of such payment to all Mezzanine Lenders, the “Pre-Funded Deferred Purchase Price”).

Section 2.4. Cancellation of Mezzanine Notes Purchased in Connection with Subsequent Upfront Purchases. Simultaneously herewith, the Mezzanine Notes tendered in connection with the Subsequent Upfront Purchase are being cancelled and shall be of no further force or effect.

Section 2.5. Cancellation of Notes, Generally. The outstanding debt evidenced by each Note purchased pursuant to this Agreement shall be extinguished immediately upon such purchase and payment in full of the purchase price therefor, and each Note that is purchased hereunder (whether under an Optional Note Purchase, an ECF Purchase or otherwise) shall be cancelled and discharged. Notwithstanding any provision of the Loan Documents or the Mezzanine Loan Documents to the contrary, each payment of such purchase price to a selling Lender or Mezzanine Lender may be retained by such Lender or Mezzanine Lender for its own account free and clear of any claims of any other Lender or Mezzanine Lender.

Section 2.6. Quarterly Reporting. Servicer will furnish, or cause to be furnished, to each Mezzanine Lender and each Mortgage Lender (a) on or before thirty (30) days after each ECF Closing Date statements setting forth (i) each outstanding Mezzanine Note and the principal balance of each such Mezzanine Note as of such ECF Closing Date, (ii) all payments of the Deferred Purchase Price, (iii) each purchase of a Mezzanine Note made pursuant to an ECF Purchase Offer in respect of such ECF Closing Date, (iv) the unpaid principal amount of any Mezzanine Note for which an ECF Purchase Offer has been accepted, but which has not yet been purchased in whole pursuant to the terms of this Agreement and (b) within thirty (30) days after (1) the occurrence of a sale of the Rio Las Vegas, (2) the release of the Post-Closing Reserve Amount (as defined in the Mortgage Loan Agreement) and (3) each Optional Note Purchase, as applicable (i) all offers and purchases of Mezzanine Notes made in connection with the application pursuant to this Agreement of Rio Proceeds (including from the Post-Closing Reserve Amount) and (ii) each purchase of a Mezzanine Note made pursuant to an Optional Note Purchase. The Harrah’s Parties and each Mezzanine Lender shall provide any information reasonably requested by Servicer in connection with the preparation of the foregoing reports and Servicer’s obligations pursuant to this Section 2.6 shall be subject in all respects to the timely receipt of such information from the Harrah’s Parties and the Mezzanine Lenders.

III.	ECF PURCHASES

Section 3.1. General. Commencing on the first ECF Payment Date on or after the date the Deferred Purchase Price owed to each Mezzanine Lender is paid in full (such ECF Payment Date, the “ECF Offer Commencement Date”), and on each ECF Payment Date thereafter until the ECF Offer End Date (each such date, an “ECF Offer Date”), each applicable Mezzanine Borrower shall, to the extent that Excess Cash Flow is positive for the Excess Cash Flow Period to which such ECF Payment Date relates, make offers to purchase (and shall purchase, to the extent such offers are accepted) (i) the Specified Mezzanine Notes, (ii) all unpaid Junior Mezzanine Notes and (iii) all unpaid Senior Mezzanine Notes (each such quarterly purchase of any Junior Mezzanine Notes, any Specified Mezzanine Notes and/or any Senior Mezzanine Notes is referred to herein as an “ECF Purchase”), in each case in accordance with the terms and conditions of this Agreement (including the purchase priorities set forth in this Article III). Each ECF Purchase shall be made by the Mezzanine Borrower that is the obligor under the applicable Mezzanine Note being purchased. In connection with each ECF Purchase, the Harrah’s Parties shall cause the funds required to consummate each such ECF Purchase to be contributed to and/or paid as a dividend to, each applicable Mezzanine Borrower, and all such contributions and dividends shall be evidenced in the books and records of the Harrah’s Parties, as applicable.

Section 3.2. ECF Purchase Offers.

(a) On or before each ECF Offer Date (commencing on the ECF Offer Commencement Date and continuing through the ECF Offer End Date), the Harrah’s Parties shall cause to be delivered to each Mezzanine Lender that on such date is a holder, in whole or in part, of any Specified Mezzanine Note, any Junior Mezzanine Note or, at such time as any of the Harrah’s Parties are required to make offers to purchase Senior Mezzanine Notes pursuant to Section 3.5 of this Agreement, any Senior Mezzanine Notes, a separate written offer to purchase (each such written notice, an “ECF Purchase Offer”) each applicable Mezzanine Note, in whole or in part, to the extent required pursuant to the terms and conditions of this Article III. Each ECF Purchase Offer shall be delivered to each applicable Mezzanine Lender in accordance with the notice provisions set forth on Exhibit E to this Agreement.

(b) Each ECF Purchase Offer shall set forth (i) the Mezzanine Note or portion of a Mezzanine Note requested to be purchased pursuant to such ECF Purchase Offer (i.e. whether such Mezzanine Note offered to be purchased is a Specified Mezzanine Note, a Junior Mezzanine Note or a Senior Mezzanine Note), (ii) the purchase price offered for such Mezzanine Note or portion of a Mezzanine Note (which purchase price shall be calculated in accordance with the provisions of this Agreement) and (iii) the date for the closing of the proposed purchase (each such date, an “ECF Closing Date”), which closing date shall be no more than fifteen (15) Business Days after the Required Response Date (as hereinafter defined). Each ECF Purchase that is required to be made with respect to an ECF Purchase Offer shall be closed on the applicable ECF Closing Date.

(c) Specified Mezzanine Lender hereby agrees and acknowledges that it shall be required, and is hereby deemed, to accept each ECF Purchase Offer made for a Specified Mezzanine Note on or before the Specified Payment Date (as hereinafter defined), provided that any such ECF Purchase Offer is made in compliance with the terms of this Agreement, which requirement that such ECF Purchase Offer for the Specified Mezzanine Notes must be made in compliance with the terms of this Agreement may be waived in writing solely by Specified Mezzanine Lender. The Harrah’s Parties shall deliver (or cause to be delivered) to the Specified Mezzanine Lender two (2) counterpart original Purchase and Sale Agreements executed by HET and the applicable Mezzanine Borrower with each ECF Purchase Offer. Each Specified Mezzanine Lender hereby covenants that it shall execute and return to each purchasing Mezzanine Borrower a counterpart original Purchase and Sale Agreement for each such ECF Purchase Offer for a Specified Mezzanine Note on or before the date that is ten (10) Business Days after the applicable ECF Offer Date (the “Required Response Date”) in accordance with the notice provisions set forth on Exhibit E to this Agreement.

(d) The parties to this Agreement hereby agree and acknowledge that each Mezzanine Lender receiving an ECF Purchase Offer made for a Junior Mezzanine Note or a Senior Mezzanine Note (but not, for the avoidance of doubt, a Specified Mezzanine Note as it relates to ECF Purchase Offers effectuated in accordance with the terms of this Agreement) may accept or decline such ECF Purchase Offer for all or any portion of such Junior Mezzanine Note or Senior Mezzanine Note, as applicable, in such Mezzanine Lender’s sole and absolute discretion. No rejection of an ECF Purchase Offer hereunder shall in any way limit or otherwise affect any Mezzanine Lender’s rights hereunder to receive and accept or reject additional ECF Purchase Offers in subsequent quarters in accordance with the terms of this Agreement or limit any party’s right to receive payments with respect to the Mortgage Loan in accordance with Section 2.4.2 of the Mortgage Loan Agreement. If any such Mezzanine Lender wishes to accept any such ECF Purchase Offer, such Mezzanine Lender shall on or before the Required Response Date deliver to the applicable Mezzanine Borrower a written acceptance of any such ECF Purchase Offer for all or any portion of the applicable Junior Mezzanine Loan or Senior Mezzanine Loan of such Mezzanine Lender. Such written acceptance shall be delivered in accordance with the notice provisions set forth on Exhibit E to this Agreement. Any failure by any such Mezzanine Lender to respond to any ECF Purchase Offer on or before the Required Response Date shall be deemed to be a rejection of such ECF Purchase Offer.

Section 3.3. Purchase of the Specified Mezzanine Notes.

(a) Beginning on the ECF Offer Commencement Date and continuing until such time as all Specified Mezzanine Notes have been purchased or repaid in full, the Harrah’s Parties shall cause fifty percent (50%) of Excess Cash Flow for each Excess Cash Flow Period to be utilized to consummate purchases of Specified Mezzanine Notes pursuant to ECF Purchase Offers, in each case in accordance with the terms of this Agreement. All ECF Purchase Offers for, and all related purchases of, the Specified Mezzanine Notes shall, in each case, be made in reverse sequential order. All purchases of Specified Mezzanine Notes shall be made pursuant to and in accordance with Purchase and Sale Agreements. The purchase price for each Specified Mezzanine Note shall be fifty cents ($0.50) for each one dollar ($1.00) of principal amount of such Specified Mezzanine Note; provided, that such purchase shall be for the full outstanding principal balance of each such unpaid Specified Mezzanine Note following the Specified Payment Date. Accrued and unpaid interest on any such purchased Specified Mezzanine Note shall be payable to the Specified Mezzanine Lender in the manner specified in the Purchase and Sale Agreement.

(b) The Harrah’s Parties shall cause all of the Specified Mezzanine Notes to be purchased or repaid in full on or prior to December 31, 2010 (the “Specified Payment Date”). Notwithstanding any other provision to the contrary contained in any Loan Document or any Mezzanine Loan Document, on or prior to the Specified Payment Date the Specified Mezzanine Notes may be purchased or repaid on a non-pro rata basis ahead of the Mortgage Note or the other Mezzanine Notes as contemplated in this Agreement. The parties hereto acknowledge and agree that if all Specified Mezzanine Notes are not purchased or repaid on or prior to the Specified Payment Date other than due to a failure by Specified Mezzanine Lender to accept payment for such Specified Mezzanine Notes, (i) it shall constitute an Event of Default under each applicable Mezzanine Loan for which any such Specified Mezzanine Notes remain outstanding following the Specified Payment Date (as well as under any Mezzanine Loans which are junior to any such Mezzanine Loan(s)), (ii) any such Event of Default is waivable only by the Specified Mezzanine Lender of such Specified Mezzanine Note outstanding at such time and (iii) such Specified Mezzanine Lender shall have the independent right (without the consent of any Lender or any Mezzanine Lender, any servicer or administrator) to issue a notice of Event of Default (under the applicable Specified Mezzanine Loans). Any such notice of default shall simultaneously be sent to each party hereto (in addition to each Borrower under each applicable Specified Mezzanine Loan). Notwithstanding the foregoing, if any Specified Mezzanine Note is repaid but remains outstanding on or after the Specified Payment Date as a result of the provisions of Article VI and such Specified Mezzanine Note becoming a DPO Mezzanine Loan thereunder, such Specified Mezzanine Note shall be deemed to be repaid in full for all purposes of this Agreement and the other Loan Documents and such Specified Mezzanine Note shall cease to be a Specified Mezzanine Note hereunder.

(c) It is understood and agreed that notwithstanding anything to the contrary contained herein or in any Loan Document, Mezzanine Loan Document, Intercreditor Agreement, any Co-Lender Agreement or any other agreement or instrument entered into by any one or more of the Mortgage Lender and the Mezzanine Lender in connection with the Loan or any Mezzanine Loan, so long as any Specified Mezzanine Note remains outstanding, no Lender or Mezzanine Lender shall be entitled to:

(i) amend, modify or supplement any provisions of any Loan Document or any Mezzanine Loan Document in a manner that would directly delay, reduce or waive the right of the Specified Mezzanine Lender to have all Specified Mezzanine Notes repaid or purchased on or prior to the Specified Payment Date;

(ii) extend the maturity date of any Mezzanine Loan that is evidenced by a Specified Mezzanine Note or any other Mezzanine Loan if all Specified Mezzanine Notes have not been purchased or repaid in accordance with this Agreement on or prior to the Specified Payment Date; or

(iii) reduce the interest rate payable under any Specified Mezzanine Note or any other amount payable to the Specified Mezzanine Lender in respect of the Specified Mezzanine Notes,

without, in each case, the prior written consent of the Specified Mezzanine Lender with respect to each such Specified Mezzanine Note. The Specified Mezzanine Lender agrees and acknowledges that, except as expressly set forth in this Section 3.3, the provisions of this Section 3.3 shall not and do not grant to Specified Mezzanine Lender any additional or greater voting rights with respect to any other matter under any Loan Document, any Mezzanine Loan Document, the Intercreditor Agreement, any Co-Lender Agreement or any other agreement or instrument entered into by any one or more of the Mortgage Lender and the Mezzanine Lender in connection with the Loan or any Mezzanine Loan.

(d) Notwithstanding the foregoing provisions of this Section 3.3 or any other provision of this Agreement or the other Loan Documents to the contrary, so long as 50% of the aggregate principal amount of the Specified Mezzanine Notes outstanding on the date hereof shall have been purchased or repaid on or prior to the Specified Payment Date, the Harrah’s Parties may, on or prior to March 31, 2011, without the consent of the Specified Mezzanine Lender or any other party, cure any Event of Default arising in connection with a failure to purchase any one or more Specified Mezzanine Notes on or before the Specified Payment Date by tendering to Specified Mezzanine Lender payment of the then full outstanding principal balance of each such unpaid Specified Mezzanine Note (together with any accrued and unpaid interest). Specified Mezzanine Lender hereby agrees and acknowledges that it shall be required, and is hereby deemed, so long as 50% of the aggregate principal amount of the Specified Mezzanine Notes outstanding on the date hereof shall have been purchased or repaid on or prior to the Specified Payment Date, to accept such payment of each Specified Mezzanine Note made after the Specified Payment Date and on or prior to March 31, 2011, and that payment in full of any such Specified Mezzanine Note (together with any accrued and unpaid interest) on or prior to such date shall constitute, without further action by any other party, a cure of any Event of Default arising solely in connection with a failure to purchase all of the Specified Mezzanine Notes on or before the Specified Payment Date.

(e) Notwithstanding anything to the contrary contained herein, in no event shall the Specified Mezzanine Lender be required to accept a repayment of the Specified Mezzanine Notes following March 31, 2011.

Section 3.4. Purchase of the Junior Mezzanine Notes.

(a) Beginning on the ECF Offer Commencement Date and continuing until the earlier to occur of (i) the date on which all Junior Mezzanine Notes have been purchased in accordance with the terms of this Agreement and (ii) the ECF Offer End Date, the Harrah’s Parties shall cause fifty percent (50%) of Excess Cash Flow for each Excess Cash Flow Period to be applied to make payments required under accepted ECF Purchase Offers for Junior Mezzanine Notes. At any time that no Specified Mezzanine Notes remain outstanding and any Junior Mezzanine Notes remain outstanding, the Harrah’s Parties shall cause one hundred percent (100%) of Excess Cash Flow for each Excess Cash Flow Period to be made available in connection with ECF Purchase Offers for Junior Mezzanine Notes. The purchase price for each Junior Mezzanine Note or portion of a Junior Mezzanine Note shall be thirty cents ($0.30) for each one dollar ($1.00) of principal amount of such Junior Mezzanine Note to be purchased. All purchases of Junior Mezzanine Notes shall be made pursuant to and in accordance with Purchase and Sale Agreements. Accrued and unpaid interest on any purchased Junior Mezzanine Note shall be payable to each selling Mezzanine Lender in the manner specified in the Purchase and Sale Agreement.

(b) On each ECF Offer Date, the Harrah’s Parties shall cause the Mezzanine Borrowers to make ECF Purchase Offers for all then outstanding Junior Mezzanine Notes in accordance with the terms of this Agreement to the extent that Excess Cash Flow is positive for the then most recently ended Excess Cash Flow Period. After the Required Response Date with respect to each such ECF Purchase Offer, the Harrah’s Parties and Servicer shall determine which Junior Mezzanine Lenders have accepted each applicable ECF Purchase Offer with respect to all or any portion of such Junior Mezzanine Lender’s Junior Mezzanine Notes. All Excess Cash Flow required to be utilized (directly or indirectly) to purchase Junior Mezzanine Notes shall be allocated on a pro rata and pari pasu basis to such Junior Mezzanine Notes based on the respective aggregate principal amount of the Junior Mezzanine Notes tendered by each such accepting Mezzanine Lender (in reverse sequential order beginning with the Ninth Mezzanine Loan). Within five (5) Business Days after the Required Response Date, the Harrah’s Parties shall cause written notices to be delivered in accordance with the notice provisions set forth on Exhibit E to each such accepting Mezzanine Lender setting forth the pro rata portion of the applicable Junior Mezzanine Note that will be purchased and the purchase price for such portion, as determined pursuant to the immediately foregoing sentence, together with two (2) executed original counterparts of a Purchase and Sale Agreement evidencing the terms of the applicable purchase. Purchases of Junior Mezzanine Notes shall be closed on the applicable ECF Closing Date in accordance with Section 3.2 of this Agreement.

(c) To the extent any ECF Purchase Offer to purchase Junior Mezzanine Notes is oversubscribed, any Junior Mezzanine Note not purchased in whole pursuant to the terms of the applicable ECF Purchase Offer as a result of such oversubscription shall be purchased on the same terms on the next ECF Closing Date (and, if necessary to consummate the purchase of the portion thereof that was not purchased as a result of such oversubscription, on each subsequent ECF Closing Date), to the extent that Excess Cash Flow for the relevant Excess Cash Flow Period is positive and required to be utilized (directly or indirectly) to purchase Junior Mezzanine Notes, until all such purchases are consummated. Excess Cash Flow in each subsequent Excess Cash Flow Period prior to the occurrence of the Trigger Date shall be utilized by the Harrah’s Parties in the following order of priority (i) first, to consummate any such pending purchases of Junior Mezzanine Notes and (ii) second, to consummate additional ECF Purchase Offers for Junior Mezzanine Notes accepted in respect of such Excess Cash Flow Period. The provisions of this Section 3.4(c) shall not in any way limit or otherwise impact the obligation of the Harrah’s Parties to cause Excess Cash Flow to be utilized to purchase (i) Specified Mezzanine Notes in accordance with Section 3.3(a) or (ii) Senior Mezzanine Notes in accordance with Section 3.5.

(d) Notwithstanding the foregoing Section 3.4(c), to the extent any Junior Mezzanine Note (or any portion thereof) for which an ECF Purchase Offer has been accepted by a Junior Mezzanine Lender has not been purchased in whole on or before the second ECF Closing Date to occur after the ECF Closing Date on which was made the first partial payment of the purchase price in connection with such ECF Purchase Offer, each applicable Junior Mezzanine Lender shall have the right upon written notice to the applicable Mezzanine Borrower and Servicer to terminate any such acceptance of such ECF Purchase Offer as to any portion of such remaining Junior Mezzanine Note that has not been purchased by such date.

Section 3.5. Purchase of Senior Mezzanine Notes.

(a) Beginning at such time, if any, as (i) no Specified Mezzanine Notes remain outstanding and (ii) either (A) no Junior Mezzanine Notes remain outstanding or (B) a Special Senior Mezzanine Purchase Period is in effect, and continuing until the ECF Offer End Date, the Harrah’s Parties shall utilize Excess Cash Flow to make ECF Purchase Offers for Senior Mezzanine Notes in an amount equal to either (i) if no Junior Mezzanine Loans are outstanding, one hundred percent (100%) of Excess Cash Flow for each Excess Cash Flow Period or (ii) if during a Special Senior Mezzanine Purchase Period, the amount of Excess Cash Flow, if any, remaining after all ECF Purchase Offers for Junior Mezzanine Loans have been made in accordance with Section 3.4 of this Agreement and sufficient Excess Cash Flow has been allocated by the Harrah’s Parties to pay the required purchase price for any accepted ECF Purchase Offers for Junior Mezzanine Loans in respect of such Excess Cash Flow Period. The purchase price for each such Senior Mezzanine Note shall be fifty cents ($0.50) for each one dollar ($1.00) of principal amount thereof. Accrued and unpaid interest on any purchased Senior Mezzanine Note shall be payable to the applicable Mezzanine Lender in the manner specified in the Purchase and Sale Agreement.

(b) For each applicable fiscal quarter in which Excess Cash Flow is available for the purchase of Senior Mezzanine Notes in accordance with the provisions of this Agreement prior to the ECF Offer End Date, the Harrah’s Parties shall make ECF Purchase Offers in accordance with the terms of this Agreement for all then outstanding Senior Mezzanine Notes. Notwithstanding the foregoing, with respect to all ECF Purchase Offers to be made for Senior Mezzanine Notes during a Special Senior Mezzanine Purchase Period, if any Mezzanine Noteholder that is a holder of one or more Junior Mezzanine Notes has declined an ECF Purchase Offer for any of such Junior Mezzanine Notes during an Excess Cash Flow Period (each such Mezzanine Lender, a “Prohibited Mezzanine Lender”), such Prohibited Mezzanine Lender and its Affiliates shall not be entitled to accept ECF Purchase Offers for any Senior Mezzanine Notes held by such Prohibited Mezzanine Lender or its Affiliates for such Excess Cash Flow Period (and any such purported acceptance shall be disregarded), unless the Junior Mezzanine Note held by such Prohibited Mezzanine Lender and its Affiliates is a De Minimus Note. The parties to this Agreement hereby agree and acknowledge that the foregoing restriction on a Prohibited Mezzanine Lender’s and its Affiliates’ ability to accept ECF Purchase Offers during any particular Special Senior Mezzanine Purchase Period shall not limit or otherwise impact the ability of any third-party assignee (that is not a Prohibited Mezzanine Lender or Affiliate thereof) of all or any part of a Senior Mezzanine Note formerly held by such Prohibited Mezzanine Lender or its Affiliates to receive and, in its sole discretion, accept such ECF Purchase Offers during any Special Senior Mezzanine Purchase Period. The parties further agree and acknowledge that the foregoing restrictions relating to Prohibited Mezzanine Lenders receiving, and in their sole discretion accepting, ECF Purchase Offers for Senior Mezzanine Notes during any Special Senior Mezzanine Purchase Period shall not be applicable to Credit Suisse with respect to any Senior Mezzanine Note held by Credit Suisse as of the date hereof. After the Required Response Date with respect to each such ECF Purchase Offer, the Harrah’s Parties and Servicer shall determine which ECF Purchase Offers for Senior Mezzanine Notes were accepted by Mezzanine Lender with respect to all or any portion of such Mezzanine Lender’s Senior Mezzanine Notes, and all Excess Cash Flow required to be utilized (directly or indirectly) to purchase Senior Mezzanine Notes shall be allocated on a pro rata and pari pasu basis to such Senior Mezzanine Notes based on the respective aggregate principal amount of the Senior Mezzanine Notes tendered by each such accepting Mezzanine Lender (in reverse sequential order beginning with the Fourth Mezzanine Loan). Within five (5) Business Days after the Required Response Date, the Harrah’s Parties shall cause written notices to be delivered in accordance with the notice provisions set forth on Exhibit E to each such accepting Mezzanine Lender setting forth the pro rata portion of the applicable Senior Mezzanine Note that will be purchased and the purchase price for such portion, as determined pursuant to the immediately foregoing sentence, together with two (2) executed original counterparts of a Purchase and Sale Agreement evidencing the terms of the applicable purchase. Purchases of Senior Mezzanine Notes shall be closed on the applicable ECF Closing Date in accordance with Section 3.2 of this Agreement.

(c) To the extent any ECF Purchase Offer to purchase Senior Mezzanine Notes is oversubscribed, any Senior Mezzanine Note not purchased in whole pursuant to the terms of the applicable ECF Purchase Offer as a result of such oversubscription shall be purchased on the same terms on the next ECF Closing Date (and, if necessary to consummate the purchase of the portion thereof that was not purchased as a result of such oversubscription, on each subsequent ECF Closing Date), to the extent that Excess Cash Flow for the relevant Excess Cash Flow Period is positive and required to be utilized (directly or indirectly) to purchase Senior Mezzanine Notes, until all such purchases are consummated. Excess Cash Flow in each subsequent Excess Cash Flow Period prior to the ECF Offer End Date shall be utilized by the Harrah’s Parties in the following order of priority (i) first, to consummate any such pending purchases of Senior Mezzanine Notes and (ii) second, to consummate additional ECF Purchase Offers for Senior Mezzanine Notes accepted in respect of such Excess Cash Flow Period. Notwithstanding the foregoing, if a Special Senior Mezzanine Purchase Period is in effect, Excess Cash Flow in each subsequent Excess Cash Flow Period shall be utilized by the Harrah’s Parties in the following order of priority (i) first, to consummate any pending purchases of Junior Mezzanine Notes pursuant to Section 3.4(c), (ii) second, to consummate additional ECF Purchase Offers for Junior Mezzanine Notes accepted in respect of such Excess Cash Flow Period, (iii) third, to consummate any such pending purchases of Senior Mezzanine Notes and (iv) fourth, to consummate additional ECF Purchase Offers for Senior Mezzanine Notes accepted in respect of such Excess Cash Flow Period.

(d) Notwithstanding the foregoing Section 3.5(c), to the extent any Senior Mezzanine Note (or any portion thereof) for which an ECF Purchase Offer has been accepted by a Senior Mezzanine Lender has not been purchased in whole on or before the second ECF Closing Date to occur after the ECF Closing Date on which was made the first partial payment of the purchase price in connection with such ECF Purchase Offer, each applicable Senior Mezzanine Lender shall have the right upon written notice to the applicable Mezzanine Borrower and Servicer to terminate any such acceptance of such ECF Purchase Offer as to any portion of such remaining Senior Mezzanine Note that has not been purchased by such date.

Section 3.6. Remaining Cash Flow. Remaining Cash Flow in respect of each Excess Cash Flow Period after the ECF Offer Commencement Date shall be applied as follows:

(a) So long as any Specified Mezzanine Note remains outstanding, Remaining Cash Flow shall be used to purchase additional Specified Mezzanine Notes. Within five (5) Business Days after the Required Response Date, the Harrah’s Parties shall cause written notices to be delivered in accordance with the notice provisions set forth on Exhibit E to the Specified Mezzanine Lender setting forth the additional Specified Mezzanine Notes that will be purchased with such Remaining Cash Flow in accordance with the terms of this Agreement. The Harrah’s Parties shall also cause two (2) executed original counterparts of a Purchase and Sale Agreement evidencing such additional purchases of Specified Mezzanine Notes to be delivered to the

Specified Mezzanine Lender, which shall execute such Purchase and Sale Agreement and return one (1) original counterpart to the applicable Mezzanine Borrower in accordance with the requirements of Section 3.3 of this Agreement. Purchases of Specified Mezzanine Notes shall be closed on the applicable ECF Closing Date in accordance with Section 3.2 of this Agreement.

(b) At such time as no Specified Mezzanine Note remains outstanding, but prior to the ECF Offer End Date, Remaining Cash Flow shall be applied in accordance with Article IV of this Agreement.

(c) After the occurrence of the Trigger Date, all Excess Cash Flow shall be applied subject to and in accordance with Section 2.4.2 of the Mortgage Loan Agreement.

IV.	OTHER PERMITTED USES OF EXCESS CASH FLOW

Section 4.1. Other Permitted Uses of Excess Cash Flow.

(a) Remaining Cash Flow in respect of each Excess Cash Flow Period occurring after the ECF Offer Commencement Date and the purchase and termination of all of the Specified Mezzanine Notes in accordance with this Agreement, but prior to the ECF Offer End Date, shall be applied as follows, as determined by the Harrah’s Parties in their discretion:

(i) to reinvest in the Properties subject to the terms and provisions of the Mortgage Loan Agreement and the Mezzanine Loan Agreements;

(ii) to be held as cash on the balance sheet of any Mortgage Borrower or any Operating Company and to be used subject to and in accordance with the provisions of the Mortgage Loan Agreement and the Mezzanine Loan Agreements;

(iii) so long as no Event of Default shall have occurred and be continuing, to complete Optional Note Purchases (as hereinafter defined) subject to and in accordance with Article V of this Agreement; and/or

(iv) so long as no Event of Default shall have occurred and be continuing, with respect to an amount of up to eighty five percent (85%) of Remaining Cash Flow, either:

(A) provided no Rio Leverage Event has occurred and is continuing, distribute up to such amount to HET; or

(B) during the continuance of a Rio Leverage Event, deposit up to such amount into the Blocked Account (as defined in the Mortgage Loan Agreement), to be applied in accordance with the terms of the Mortgage Loan Agreement.

For the avoidance of doubt, with respect to any amounts distributed to HET in compliance with this Agreement, from after such distribution such amounts shall not be considered “Excess Cash Flow” or “Remaining Cash Flow” hereunder or otherwise be subject to restrictions under this Agreement.

V.	OPTIONAL NOTE PURCHASES

Section 5.1. General.

(a) Subject to the terms and conditions of Section 5.2 and Section 6.1 of this Agreement, each Lender and each Mezzanine Lender shall have the right to sell at any time and from time to time any Note or Mezzanine Note, in whole or in part, to the Mortgage Borrower or Mezzanine Borrower that is the obligor under any such Note or Mezzanine Note on such terms and at such price as agreed to among such parties (each an “Optional Note Purchase”). Each such Optional Note Purchase shall be made pursuant to and in accordance with a Purchase and Sale Agreement. Notwithstanding any provision of the Loan Documents, the Mezzanine Loan Documents, the Intercreditor Agreement or any Co-Lender Agreement to the contrary, each payment of such purchase price to a selling Lender or Mezzanine Lender may be retained by such Lender or Mezzanine Lender for its own account free and clear of any claims of any other Lender or Mezzanine Lender. Accrued and unpaid interest on any purchased note shall be paid to each selling Lender or Mezzanine Lender in the manner specified in the Purchase and Sale Agreement. In connection with each Optional Note Purchase, the Harrah’s Parties shall cause the funds required to consummate each such purchase to be contributed to and/or paid as a dividend to, each applicable Mortgage Borrower or Mezzanine Borrower, as applicable, and all such contributions and dividends shall be evidenced in the books and records of the Harrah’s Parties.

(b) The Specified Mezzanine Lender hereby agrees and acknowledges that it shall be required to, and is hereby deemed to, accept any and all offers to purchase all or any portion of a Specified Mezzanine Note to be made as an Optional Note Purchase at any time and from time to time, provided that any such offer to make an Optional Note Purchase of all or any portion of a Specified Mezzanine Note and the payment therefor is (i) made on or before the Specified Payment Date, (ii) for a purchase price of not less than fifty cents ($0.50) for each one dollar ($1.00) of principal amount of each such Specified Mezzanine Note and (iii) otherwise in accordance with a Purchase and Sale Agreement.

(c) The purchase price for any Optional Note Purchase may be paid directly by the applicable Mortgage Borrower or Mezzanine Borrower to the selling Lender or Mezzanine Lender, and need not be paid through the Servicer or disclosed to Servicer or any other Lender or Mezzanine Lender. Contemporaneously with the closing of each Optional Note Purchase, (a) each applicable Borrower and/or Mezzanine Borrower and Lender and/or Mezzanine Lender shall submit to Servicer in writing information certifying the face amount of the Note or Mezzanine Note that has been purchased in connection with such Optional Note Purchase and (b) the Harrah’s Parties shall pay or cause to be paid to Servicer an administrative fee in the amount of $10,000.

Section 5.2. Optional Note Purchases. With respect to Optional Note Purchases, such purchases may be completed at any time and from time to time (provided that the payment of Optional Note Purchases that the Specified Mezzanine Lender is required to accept pursuant to Section 5.1(b) must occur on or before the Specified Payment Date); provided that, if all or any part of the funds to be used to consummate any such Optional Note Purchase are Remaining Cash Flow, such Optional Note Purchase shall not be permitted hereunder unless:

(a) all Subsequent Upfront Purchases shall have been completed in accordance with the terms of this Agreement;

(b) the Deferred Purchase Price shall have been paid in full in accordance with the terms of this Agreement; and

(c) the Mezzanine Borrowers shall have satisfied their obligations to pay the purchase price in full for all outstanding purchases of Mezzanine Notes that have been accepted for purchase pursuant to ECF Purchase Offers pursuant to the terms hereof (including with respect to all Specified Mezzanine Notes).

VI.	PAYMENT IN FULL OF THE MEZZANINE LOANS

Section 6.1. Payment in Full of the Mezzanine Loans.

(a) If (i) any proposed ECF Purchase or any Optional Note Purchase would result in the payment in full of the outstanding principal balance of any Mezzanine Loan and (ii) upon the completion of such purchase, there will be no Mezzanine Loan that is junior to such Mezzanine Loan with an outstanding principal balance, then any such purchase and payment in full of such Mezzanine Loan may be completed without regard to this Article VI.

(b) Notwithstanding any other provision of this Agreement to the contrary, in consideration of the parties hereto entering into this Agreement, if (i) any ECF Purchase or any Optional Note Purchase would (but for the operation of Section 6.1(b)(i)) result in the payment in full of the outstanding principal balance of any Mezzanine Loan and (ii) upon the consummation of such purchase or payment in full (and the purchase and payment in full of any other Mezzanine Loans to be made on such date), there will remain outstanding one or more Mezzanine Loans that are junior to such Mezzanine Loan(s) being purchased (each such junior Mezzanine Loan, an “Outstanding Junior Mezzanine Loan”), then the following provisions shall apply to each such senior Mezzanine Loan (each such senior Mezzanine Loan, a “DPO Mezzanine Loan”):

(i) at any time an Outstanding Junior Mezzanine Loan exists with respect to a DPO Mezzanine Loan, the last unpaid Mezzanine Note that evidences any such DPO Mezzanine Loan shall be paid in an amount such that such Mezzanine Note shall have an outstanding principal balance of One Thousand and No/100 Dollars ($1,000.00) (each such Mezzanine Note, a “DPO Mezzanine Note”), and the Mezzanine Loan Documents evidencing such DPO Mezzanine Loan shall remain in full force and effect;

(ii) each DPO Mezzanine Loan (including, without limitation the related DPO Mezzanine Note) shall be assigned (simultaneously with the consummation of the purchase of the applicable Mezzanine Note and without additional consideration) to all Mezzanine Lenders of the then most senior Outstanding Junior Mezzanine Loan (each such Mezzanine Lender, a “DPO Noteholder”) pursuant to an allonge and omnibus assignment in the form attached hereto as Exhibit G, and each Mezzanine Lender hereby agrees to make and accept such assignments, as applicable;

(iii) with respect to each DPO Noteholder, (A) if at any time the Mezzanine Note(s) under the Outstanding Junior Mezzanine Loan pursuant to which a Mezzanine Lender became a DPO Noteholder have been paid in full or purchased in full in accordance with this Agreement and (B) at the time of such payment in full or purchase in full there remains one or more additional Mezzanine Lenders at such level that are and will remain DPO Noteholders with respect to such Outstanding Junior Mezzanine Loan, any such DPO Noteholder shall be deemed to have conveyed (simultaneously with the payment in full of the applicable Mezzanine Note(s) held by such DPO Noteholder and without additional consideration) its interest in such DPO Mezzanine Loan to the remaining DPO Noteholders at such level, and each Mezzanine Lender hereby agrees to make and accept such assignments, as applicable;

(iv) with respect to each DPO Noteholder, (A) if at any time all Mezzanine Note(s) (other than the DPO Mezzanine Note) under the then most senior Outstanding Junior Mezzanine Loan have been paid in full and (B) there remains outstanding one or more additional Outstanding Junior Mezzanine Loans junior to such level, the applicable DPO Noteholders shall assign (simultaneously with the payment in full of the applicable Mezzanine Note(s) and without additional consideration) the DPO Mezzanine Loan held by such DPO Noteholders to all holders of the next most senior Outstanding Junior Mezzanine Loan pursuant to an allonge and omnibus assignment in the form attached hereto as Exhibit G, and each such Mezzanine Lender of the next most senior Outstanding Junior Mezzanine Loan hereby agrees to make and accept such assignments, as applicable;

(v) each DPO Mezzanine Loan shall be deemed to be paid in full and the applicable DPO Noteholders shall have no further rights or obligations under any such DPO Mezzanine Loan at such time, if any, as all Outstanding Junior Mezzanine Loans with respect to such DPO Mezzanine Loan have been paid in full.

(c) At all times any DPO Noteholder(s) holds an interest in one or more DPO Mezzanine Loans, subject to the terms and conditions of the Intercreditor Agreement and any applicable Co-Lender Agreement, such DPO Noteholder(s) shall have all of the rights and remedies available to Mezzanine Lender under such DPO Mezzanine Loans, including, without limitation, the rights under any Pledge Agreement (as defined in each Mezzanine Loan Agreement).

(d) Notwithstanding the foregoing, the parties hereto acknowledge and agree that the provisions of this Article VI have been included at the request of and are for the benefit and convenience of the Lenders and Mezzanine Lenders. In furtherance of the foregoing, from and after the date that a Mezzanine Loan becomes a DPO Mezzanine Loan hereunder, the following provisions shall apply with respect to any such DPO Mezzanine Loan and each DPO Noteholder:

(i) With respect to any matter requiring the consent of the holders of a DPO Mezzanine Loan, the DPO Noteholders in respect of any such DPO Mezzanine Loan shall be deemed to vote in the same manner and proportion under any DPO Mezzanine Loan as they vote in respect of the Outstanding Junior Mezzanine Loan pursuant to which it is a DPO Noteholder.

(ii) Except as expressly limited or modified herein, the terms and provisions of the Mezzanine Loan Documents applicable to each such DPO Mezzanine Loan including, without limitation, each applicable Pledge Agreement, shall remain in full force and effect.

(iii) Section 2.3.1 of the applicable Mezzanine Loan Agreement shall be of no further force or effect and in accordance therewith no monthly payments of interest shall be due and owing in connection with such DPO Mezzanine Loan. Section 2.4 of the applicable Mezzanine Loan Agreement shall be of no further force or effect and any such DPO Mezzanine Loan may not be prepaid, in whole or in part, at any time; provided that, each DPO Mezzanine Loan shall be deemed to be paid in full at such time as no Outstanding Junior Mezzanine Loans exist with respect to such DPO Mezzanine Loan in accordance with Section 6.1(b)(v) of this Agreement.

(iv) The provisions of certain of the Mezzanine Loan Documents, as set forth on Exhibit L hereto, shall be of no further force and effect with respect to each DPO Mezzanine Loan immediately upon a Mezzanine Loan becoming such a DPO Mezzanine Loan pursuant to the terms of this Article VI. For the avoidance of doubt, notwithstanding any other provision of this Agreement to the contrary including, without limitation, Exhibit L, a Mezzanine Borrower’s obligations under the Mezzanine Loan Documents to which it is a party to cause Mortgage Borrower or any other Mezzanine Borrower, as applicable, to take or refrain from taking an action shall survive the conversion of any Mezzanine Loan to a DPO Mezzanine Loan.

VII.	SALE OF THE RIO PROPERTY

Section 7.1. Application of Sale Proceeds.

(a) In connection with a sale of the Rio Las Vegas pursuant to and in accordance with the terms of the Mortgage Loan Agreement, if the sales price of the Rio Las Vegas is equal to or greater than $425,000,000, then, subject to the terms and conditions set forth in Section 2.5 of the Mortgage Loan Agreement, the Harrah’s Parties shall cause at least thirty percent (30%) of the Net Sales Proceeds (as defined in the Mortgage Loan Agreement) from such sale of the Rio Las Vegas (the “Rio Proceeds”) to be utilized to make offers to purchase Mezzanine Notes, and if such any such offers are accepted by the applicable Mezzanine Lender, to purchase Mezzanine Notes (each such purchase, when completed, a “Rio Mezzanine Note Purchase”) as follows:

(i) up to eight percent (8%) of such Rio Proceeds shall be used to make an offer to purchase the Junior Mezzanine Notes at a price equal to thirty cents ($0.30) per each one dollar ($1.00) of principal amount of each applicable Junior Mezzanine Note sold; and

(ii) subject to increase in accordance with the provisions of Section 7.1(b), at least twenty-two percent (22%) of such Rio Proceeds shall be used to make an offer to purchase the Senior Mezzanine Notes at a price equal to fifty cents ($0.50) per each one dollar ($1.00) of principal amount of each applicable Senior Mezzanine Note sold.

(b) All Rio Proceeds shall be deposited with Lender as required pursuant to Section 2.5 of the Mortgage Loan Agreement and shall be applied by Lender pursuant to the terms of this Article VII. The acceptance of any offer to purchase Mezzanine Notes with Rio Proceeds shall be at the sole and absolute discretion of each applicable Mezzanine Lender. To the extent the aggregate purchase price to be paid for Junior Mezzanine Notes then outstanding and tendered for purchase pursuant to Section 7.1(a)(i) is less than the amount of Rio Proceeds available for the purchase of Junior Mezzanine Notes pursuant to Section 7.1(a)(i) above, any excess proceeds shall be used to offer to purchase the Senior Mezzanine Notes in accordance with Section 7.1(a)(ii) above. If such offers for the Junior Mezzanine Notes are oversubscribed, the Junior Mezzanine Notes shall be purchased to the extent of Rio Proceeds available therefor on a ratable basis among the accepting Mezzanine Lenders (based upon the face amount of Junior Mezzanine Notes offered by each accepting Mezzanine Lender). To the extent the aggregate purchase price to be paid for the Senior Mezzanine Notes then outstanding and tendered for purchase is less than the amount of Rio Proceeds available for the purchase of Senior Mezzanine Notes pursuant to Section 7.1(a)(ii) above, any excess proceeds shall be applied to the Mortgage Loan in accordance with Section 2.5 of the Mortgage Loan Agreement. If such offers for the Senior Mezzanine Notes are oversubscribed, the Senior Mezzanine Notes shall be purchased to the extent of Rio Proceeds available therefor on a ratable basis among the accepting Senior Mezzanine Lenders (based upon the face amount of Senior Mezzanine Notes offered by each accepting Mezzanine Lender).

Section 7.2. Application of Rio Proceeds. (a) At least fifteen (15) Business Days prior to any scheduled closing date for the sale of the Rio Las Vegas, the Harrah’s Parties shall deliver to each Mezzanine Lender a written notice setting forth the anticipated closing date of such sale, a statement specifying that, as of such date, whether Mezzanine Borrower expects the Special Rio Conditions (as defined in the Mortgage Loan Agreement) to exist or not exist on the closing of the sale of the Rio Las Vegas and whether the other conditions to the sale of the Rio Las Vegas will be satisfied, an estimate of the amount of Rio Proceeds available upon the closing of such sale (whether such Rio Proceeds are to be applied to the repayment of the Mortgage Loan, or to the payment of accepted Mezzanine Note offers as herein described) and, if applicable, offers from each applicable Mezzanine Borrower to each Mezzanine Lender to purchase such Mezzanine Lender’s Junior Mezzanine Notes and/or Senior Mezzanine Notes in accordance with Section 7.1(a) of this Agreement. Each such offer, and the acceptance of each such offer, shall be subject to the closing of the sale of the Rio Las Vegas. For the avoidance of doubt, the parties confirm that the availability of Rio Proceeds for the purchase of Mezzanine Notes (as described in this Agreement) will be subject to the conditions set forth in (and such sale being permitted under) the Mortgage Loan Agreement.

(b) Each Mezzanine Lender shall have until the date that is ten (10) Business Days after the delivery of an offer notice sent pursuant to the immediately preceding paragraph to deliver to the applicable Mezzanine Borrower an acceptance of any such purchase offer (indicating its desire to effect a Rio Mezzanine Note Purchase). Any failure by a Mezzanine

Lender to accept in writing any such purchase offer on or before the close of business on such tenth (10th) Business Day shall result in each applicable purchase offer to such Mezzanine Lender being deemed rejected. No rejection of a Rio Mezzanine Note Purchase hereunder shall in any way limit or otherwise affect any Mezzanine Lender’s rights hereunder to receive and accept or reject, if applicable, additional offers in connection with a Rio Mezzanine Note Purchase, in accordance with the terms of this Agreement.

(c) All Rio Mezzanine Note Purchases with the Rio Proceeds that are available upon the closing of the sale of the Rio Las Vegas, if any, and the repayment of the Mortgage Loan in accordance with the terms of Section 2.5 of the Mortgage Loan Agreement with such proceeds, shall be completed contemporaneously with the closing of the sale of the Rio Las Vegas.

(d) As more fully provided in the Mortgage Loan Agreement, the parties confirm and agree that the Post-Closing Reserve Amount (as defined in the Mortgage Loan Agreement) in respect of the Rio Las Vegas shall constitute Rio Proceeds and shall be applied, upon the release of such escrow or reserve, in a manner consistent with the applicable provisions of the Mortgage Loan Agreement and the provisions of this Article VII. The Harrah’s Parties shall, upon the release of the Post-Closing Reserve Amount, to the extent not required to be applied to repayment of the Mortgage Loan in accordance with the terms of Section 2.5 of the Mortgage Loan Agreement, (i) use such funds to satisfy (in the priority set forth in, and in the percentage allocation between Junior Mezzanine Notes and Senior Mezzanine Notes that is consistent with the initial offers of Rio Proceeds made pursuant to, Section 7.1) any oversubscription of offers previously made with the Rio Proceeds that remain outstanding as of such date and (ii) use any remaining funds, if any, to cause to be made additional offers to purchase Junior Mezzanine Notes and/or Senior Mezzanine Notes with such funds using the procedures set forth in this Article VII. Any such proceeds not used to purchase Junior Mezzanine Notes or Senior Mezzanine Notes shall be applied to the repayment of the Mortgage Loan in accordance with the terms of Section 2.5 of the Mortgage Loan Agreement.

VIII.	ADDITIONAL COMPENSATION

Section 8.1. First Option. Each First Option Noteholder hereby agrees and acknowledges that its rights to compensation in addition to the purchase prices set forth in this Agreement in connection with any Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase (including, for all purposes of this Section 8.1, any Optional Note Purchase completed prior to the date hereof), ECF Purchase and/or Rio Note Purchase of any First Option Note completed in accordance with this Agreement shall be solely as follows:

(a) Each First Option Noteholder, to the extent each such First Option Noteholder has sold First Option Notes pursuant to the Upfront Purchase, the Subsequent Upfront Purchase, the Optional Note Purchase, the ECF Purchase and/or the Rio Note Purchase provisions of this Agreement shall have the right (1) in the case of clause (i) below, until six (6) months after the maturity date of the Mortgage Loan (as the same may be extended) and (2) in the case of clause (ii) below, until six (6) months after the date the Mortgage Loan is paid in full, in each case, to participate in payments of all net cash proceeds from:

(i) any sale or other disposition of any Individual Property (other than the Rio Las Vegas made prior to the earlier to occur of (A) the repayment in full of the Loan and the Mezzanine Loan or (B) the Maturity Date of the Loan), including as a result of any casualty or condemnation, in each case in excess of the applicable Release Price (as defined in the Mortgage Loan Agreement and each Mezzanine Loan Agreement) with respect to such Individual Property and not otherwise required to be applied to repay the Loan or any Mezzanine Loan; and

(ii) any refinancing of the Mortgage Loan and the Mezzanine Loan at any time in which the net proceeds are in excess of the outstanding principal balance of the Mortgage Loan and the Mezzanine Loan at such time.

Any such excess proceeds from subclause (i) or (ii) above shall be allocated as follows:

(A) first, to the Harrah’s Parties in an amount equal to aggregate amounts paid in connection with each Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase and ECF Purchase plus an amount that would equate to an annual internal rate of return of twenty percent (20%) thereon,

(B) second, twenty percent (20%) of any remaining amounts shall be allocated to the Harrah’s Parties and eighty percent (80%) of such remaining amounts shall be allocated to First Option Noteholders (in the individual amounts specified in Section 8.1(b) below) until each individual First Option Noteholder has received an amount equal to the blended amount of the First Option Notes written off by such First Option Noteholder in connection with each Upfront Purchase, Subsequent Upfront Purchase, Rio Note Purchase, Optional Note Purchase and each ECF Purchase (e.g., (i) 70 cents on the dollar with respect to the Upfront Purchase, the Subsequent Upfront Purchase, each Rio Note Purchase and each ECF Purchase of the Junior Mezzanine Notes, (ii) 50 cents on the dollar with respect to each ECF Purchase and/or Rio Note Purchase of the Senior Mezzanine Notes and Specified Mezzanine Notes, etc.), in the following order of priority:

(1) first, to First Option Noteholders that have sold First Option Notes that are both Junior Mezzanine Loans and Senior Mezzanine Loans,

(2) second, to First Option Noteholders that have sold First Option Notes that are Junior Mezzanine Loans only,

(3) third, to First Option Noteholders that have sold First Option Notes that are Senior Mezzanine Loans only, and

(C) any remaining amounts to the Harrah’s Parties.

(b) A First Option Noteholder’s proportionate share of any excess proceeds pursuant to Section 8.1(a) shall be calculated as the face amount of the First Option Notes each such First Option Noteholder has sold as Upfront Purchases, Subsequent Upfront Purchases, Optional Note Purchases, ECF Purchases and/or Rio Note Purchases pursuant to provisions of this Agreement as of the date of the payment divided by the sum of the principal balances of all

First Option Notes and Second Option Notes that have been extinguished pursuant to the terms of this Agreement in connection with such Upfront Purchases, Subsequent Upfront Purchases, Optional Note Purchases, ECF Purchases and/or Rio Note Purchases.

(c) All payments made pursuant to this Section 8.1 shall be deemed to constitute additional purchase consideration paid to the First Option Noteholders (on account of the Upfront Purchases, Subsequent Upfront Purchases, Optional Note Purchases, ECF Purchases and/or Rio Note Purchases in respect of First Option Notes effected by such First Option Noteholders, as applicable), and in no event shall the First Option Noteholders and any Borrower (or any of the Harrah’s Parties) be deemed to be a co-venturer or partner as a result of the making (or receipt) of any such payments. The Harrah’s Parties may retain or distribute its allocation of the foregoing excess proceeds (free from any restrictions under the Loan Documents or the Mezzanine Loan Documents).

(d) In connection with each Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase, ECF Purchase and/or Rio Note Purchase in respect of First Option Notes effected by First Option Noteholders hereunder, a certificate in the form attached hereto as Exhibit H (a “First Option Certificate”) will be issued to each selling First Option Noteholder evidencing such Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase, ECF Purchase and/or Rio Note Purchase (which such certificate shall include the identity of the selling Mezzanine Lender, the type and face amount of the Mezzanine Note purchased, the purchase price therefor, and the date of such purchase). The First Option Certificates shall be prepared by or on behalf of the Harrah’s Parties. First Option Certificates evidencing the Upfront Purchase, any Optional Note Purchase completed prior to the date hereof and the Subsequent Upfront Purchase will be issued to each applicable First Option Noteholder on the Closing Date. First Option Certificates evidencing any ECF Purchase, Rio Note Purchase or Optional Note Purchase completed on or after the date hereof will be issued to each applicable First Option Noteholder on the date of the closing of any ECF Purchase, Rio Note Purchase or Optional Note Purchase, as applicable.

(e) The following transfers and assignments of any First Option Certificate shall be permitted: (i) in connection with a sale, transfer, pledge, hypothecation or assignment of a First Option Note pursuant to and in accordance with the Co-Lender Agreements and the Intercreditor Agreement, any First Option Noteholder may, in its sole and absolute discretion, retain or sell, assign, pledge, hypothecate or transfer to any transferee of such First Option Note any one or more First Option Certificates that have been issued in connection with partial purchases of such First Option Note made pursuant to this Agreement, (ii) a First Option Noteholder may transfer any First Option Certificate to any affiliate of such First Option Noteholder, (iii) a First Option Noteholder may transfer any First Option Certificate to any other First Option Noteholder or Second Option Noteholder (as hereinafter defined) and (iv) a First Option Noteholder may transfer any First Option Certificate to any Harrah’s Party or affiliate thereof. A First Option Noteholder shall promptly after any such permitted transfer, pledge or assignment of a First Option Certificate provide written notice to Servicer as to the identity and contact information of the new holder of such First Option Certificate. No other sales, pledges, transfers or assignments of First Option Certificates shall be permitted hereunder, and any First Option Certificate submitted for payment pursuant to the terms of this Agreement or held by any person other than the First Option Noteholder to whom such First Option Certificate was issued or any such permitted transferee of a First Option Certificate will be disregarded (and, in such event, any payment payable in respect of any such First Option Certificate shall be paid to (i) the most recent permitted transferee identified in the First Option Register (as herein defined) or (ii) if no such permitted transferees are identified in the First Option Register, the First Option Noteholder to whom such First Option Certificate was issued).

(f) Servicer shall maintain a register (the “First Option Register”) in which will be recorded the identity and contact information for each holder to whom a First Option Certificate is issued, the permitted transferees thereof and all payments, if any, made in connection therewith. The First Option Register shall be conclusive absent manifest error and the Harrah’s Parties may rely on it in making payments to holders of First Option Certificates. The Harrah’s Parties shall be permitted to review a copy of the register upon written request made to Servicer. The Harrah’s Parties shall provide each holder of a First Option Certificate written notice of any availability of funds to be disbursed pursuant to a First Option Noteholder’s rights under this Section 8.1 not less than fifteen (15) Business Days prior to the date in such notice for such disbursement. Subject to the provisions of Section 8.1(e), amounts payable to a First Option Noteholder under this Section 8.1 shall be payable to then current holder of each First Option Certificate. Each payment under this Section 8.1 to be made to First Option Noteholders will be calculated and determined based on the information contained in each First Option Certificate submitted to the Harrah’s Parties at least five (5) Business Days prior to the date designated by the Harrah’s Parties for such payment.

Section 8.2. Second Option. Each Second Option Noteholder hereby agrees and acknowledges that its rights to compensation in addition to the purchase prices set forth in this Agreement in connection with any Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase (including, for all purposes of this Section 8.2, any Optional Note Purchase completed prior to the date hereof), ECF Purchase and/or Rio Note Purchase of any Second Option Note completed in accordance with this Agreement shall be solely as follows:

(a) Each Second Option Noteholder, to the extent each such Second Option Noteholder has sold Second Option Notes pursuant to the Upfront Purchase, the Subsequent Upfront Purchase, the Optional Note Purchase, the ECF Purchase and/or the Rio Note Purchase provisions of this Agreement, shall have the right until six (6) months after the date the Mortgage Loan is paid in full to payments from excess EBITDAM (as defined in the Mortgage Loan Agreement) as determined in accordance with the following:

(i) to the extent actual EBITDAM for any fiscal year determined in accordance with the provisions of the Mortgage Loan Agreement (regardless if the Mortgage Loan Agreement remains in effect) exceeds the projected EBITDAM for such fiscal year set forth in the EBITDAM budget attached to the Information Summary as Exhibit F (the “EBITDAM Budget”) (which amount shall be determined on a pro rata basis for any partial year by taking the total excess amount for such year, dividing such amount by 365 (or 366, as applicable) and multiplying by the number of days in such partial period), the Harrah’s Parties shall cause each applicable Mezzanine Borrower to pay to each Second Option Noteholder a proportionate share of such excess amount in accordance with clause (b) below; and

(ii) if, subsequent to any payment made pursuant to Section 8.2(a)(i) above, the actual EBITDAM for any fiscal year calculated pursuant to the provisions of the Mortgage Loan Agreement is less than the EBITDAM for such fiscal year set forth in the EBITDAM Budget (an “EBITDAM Deficit”), the Harrah’s Parties shall have the right to offset the full amount of such EBITDAM Deficit against any subsequent payments to be made to Second Option Noteholders pursuant to the terms of Section 8.2(a)(i) of this Agreement.

(b) A Second Option Noteholder’s proportionate share of any payment pursuant to Section 8.2(a)(i) shall be calculated as the face amount of the Second Option Notes each such Second Option Noteholder has sold as Upfront Purchases, Subsequent Upfront Purchases, Optional Note Purchases, ECF Purchases and/or Rio Note Purchases pursuant to provisions of this Agreement as of the date of the payment divided by $2,500,000,000.00.

(c) Each Second Option Noteholder shall only receive excess EBITDAM payments pursuant to Section 8.2(a)(i) (in the share calculated pursuant to Section 8.2(b)) until such Second Option Noteholder has received an amount equal to the blended amount of the Second Option Notes written off by such Second Option Noteholder in connection with each Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase, each ECF Purchase and/or each Rio Note Purchase (e.g., (i) 70 cents on the dollar with respect to the Upfront Purchase, the Subsequent Upfront Purchase, ECF Purchase and/or each Rio Note Purchase of the Junior Mezzanine Notes, (ii) 50 cents on the dollar with respect to each ECF Purchase and/or Rio Note Purchase of the Senior Mezzanine Notes and Specified Mezzanine Notes, etc.)

(d) All payments made pursuant to this Section 8.2 shall be deemed to constitute additional purchase consideration paid to the Second Option Noteholders (on account of Upfront Purchases, Subsequent Upfront Purchases, Optional Note Purchases, ECF Purchases and/or Rio Note Purchases in respect of Second Option Notes effected by such Second Option Noteholders), and in no event shall the Second Option Noteholders and any Borrower (or the Harrah’s Parties) be deemed to be a co-venturer or partner as a result of the making (or receipt) of any such payments.

(e) In connection with any Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase, ECF Purchase and/or Rio Note Purchase in respect of Second Option Notes effected by Second Option Noteholders hereunder, a certificate in the form attached hereto as Exhibit I (a “Second Option Certificate”) will be issued to each selling Second Option Noteholder evidencing such Upfront Purchase, Subsequent Upfront Purchase, Optional Note Purchase, ECF Purchase and/or Rio Note Purchase (which such certificate shall include the identify of the selling Mezzanine Lender, the type and face amount of the Mezzanine Note purchased, the purchase price therefor, and the date of such purchase). The Second Option Certificates shall be prepared by or on behalf of the Harrah’s Parties. Second Option Certificates evidencing the Upfront Purchase, any Optional Note Purchase completed prior to the date hereof and the Subsequent Upfront Purchase will be issued to each applicable Second Option Noteholder on the Closing Date. Second Option Certificates evidencing any ECF Purchase, Rio Note Purchase or Optional Note Purchase completed on or after the date hereof will be issued to each applicable Second Option Noteholder on the date of the closing of any ECF Purchase, Rio Note Purchase or Optional Note Purchase, as applicable.

(f) The following transfers and assignments of any Second Option Certificate shall be permitted: (i) in connection with a sale, pledge, transfer, hypothecation or assignment of a Second Option Note pursuant to and in accordance with the Co-Lender Agreements and the Intercreditor Agreement, any Second Option Noteholder may, in its sole and absolute discretion, retain or sell, assign, pledge, hypothecate or transfer to any transferee of such Second Option Note any one or more Second Option Certificates that have been issued in connection with partial purchases of such Second Option Note made pursuant to this Agreement, (ii) a Second Option Noteholder may transfer any Second Option Certificate to any affiliate of such Second Option Noteholder, (iii) a Second Option Noteholder may transfer any Second Option Certificate to any other Second Option Noteholder or First Option Noteholder and (iv) a Second Option Noteholder may transfer any Second Option Certificate to any Harrah’s Party or affiliate thereof. A Second Option Noteholder shall promptly after any such permitted transfer, pledge or assignment of a Second Option Certificate provide written notice to Servicer as to the identity and contact information of the new holder of such Second Option Certificate. No other sales, pledges, transfers or assignments of Second Option Certificates shall be permitted hereunder, and any Second Option Certificate submitted for payment pursuant to the terms of this Agreement or held by any person other than the Second Option Noteholder to whom such Second Option Certificate was issued or any such permitted transferee of a Second Option Certificate will be disregarded (and, in such event, any payment payable in respect of any such Second Option Certificate shall be paid to (i) the most recent permitted transferee identified in the Second Option Register (as herein defined) or (ii) if no such permitted transferees are identified in the Second Option Register, the Second Option Noteholder to whom such Second Option Certificate was issued).

(g) Servicer shall maintain a register (the “Second Option Register”) in which will be recorded the identity and contact information for each holder to whom a Second Option Certificate is issued, the permitted transferees thereof and all payments, if any, made in connection therewith. The Second Option Register shall be conclusive absent manifest error and the Harrah’s Parties may rely on it in making payments to holders of Second Option Certificates. The Harrah’s Parties shall be permitted to review a copy of the register upon written request made to Servicer. The Harrah’s Parties shall provide each holder of a Second Option Certificate written notice of any availability of funds to be disbursed pursuant to a Second Option Noteholder’s rights under this Section 8.2 not less than fifteen (15) Business Days prior to the date in such notice for such disbursement. Subject to the provisions of Section 8.2(f), amounts payable to a Second Option Noteholder under this Section 8.2 shall be payable to then current holder of each Second Option Certificate. Each payment under this Section 8.2 to be made to Second Option Noteholders will be calculated and determined based on the information contained in each Second Option Certificate submitted to the Harrah’s Parties at least five (5) Business Days prior to the date designated by the Harrah’s Parties for such payment.

IX.	MISCELLANEOUS

Section 9.1. Suspension of the Rights of the Harrah’s Parties. Notwithstanding any provision of this Agreement, any Loan Document or any Mezzanine Loan Document to the contrary, if at any time an Event of Default has occurred and is continuing pursuant to and as defined in any Loan Document and/or any Mezzanine Loan Document, all of

the Harrah’s Parties rights and obligations hereunder to make ECF Purchase Offers or to purchase Mezzanine Notes in respect of ECF Purchases or Optional Note Purchases utilizing Excess Cash Flow shall be suspended and of no further force and effect. The Harrah’s Parties rights and obligations hereunder to make ECF Purchase Offers and to purchase Mezzanine Notes in respect of ECF Purchases and Optional Note Purchases utilizing Excess Cash Flow shall be reinstated at such time, if any, as (a) subject to the provisions of Section 3.3, Mortgage Lender and/or any Mezzanine Lenders, as applicable, have, in their sole and absolute discretion (as determined pursuant to the applicable Co-Lender Agreement), waived in writing the Event of Default giving rise to such suspension or (b) such Event of Default giving rise to such suspension shall have ceased to be in effect pursuant to and in accordance with this Agreement, the applicable Loan Documents and/or Mezzanine Loan Documents. In addition, it is understood and agreed that this Agreement does not modify the provisions of Section 2.6.2 of the Loan Agreement and that upon the occurrence and during the continuance of any Event of Default under the Loan Agreement the “cash trap” provisions thereunder shall apply.

Section 9.2. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall continue in full force and effect so long as all or any of the (a) Debt, (b) Mezzanine Debt or (c) any of the payment obligations with respect to the First Option Notes and/or Second Option Notes pursuant to Article VIII of this Agreement are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of any of the parties hereto, shall inure to the benefit of the legal representatives, successors and assigns of each Lender, each Mezzanine Lender, HET and each of the Harrah’s Parties, as applicable.

Section 9.3. Discretion. Subject in all cases to the Servicing Agreement, the Co-Lender Agreement and the Loan Documents, whenever pursuant to this Agreement, any Lender and/or any Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to such party, the decision of any such Lender and/or Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in such party’s sole discretion and shall be final and conclusive. Whenever this Agreement expressly provides that any Lender and/or any Mezzanine Lender may not withhold or shall be reasonable in granting its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit any such party from delaying or conditioning unreasonably such consent or approval.

Section 9.4. Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-14501 OF NEW YORK’S GENERAL OBLIGATION LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

Section 9.5. Modification, Waiver in Writing. Neither this Agreement nor any terms hereof may be amended, supplemented, waived or modified except in a writing signed by each Borrower, the Requisite Lenders and the “Requisite Lenders” under each Mezzanine Loan Agreement. Except as otherwise expressly provided herein, no notice to, or demand on any of the Harrah’s Parties, shall entitle any of the Harrah’s Parties to any other or future notice or demand in the same, similar or other circumstances. To the extent required by any Gaming Law, the Harrah’s Parties shall notify all relevant Gaming Authorities of any amendment to this Agreement.

Section 9.6. Delay Not a Waiver. Except as expressly set forth herein, neither any failure nor any delay on the part of any Lender and/or Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

Section 9.7. Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 9.8. Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.10. Waiver of Notice. Each of the Harrah’s Parties hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Servicer, any Lender or any Mezzanine Lender except with respect to matters for which this Agreement specifically and expressly provide for the giving of notice by Servicer, any Lender or any Mezzanine Lender to any of the Harrah’s Parties and except with respect to matters for which any of the Harrah’s Parties is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 9.11. Exhibits Incorporated. The Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 9.12. Prior Agreements. This Agreement and the other Loan Documents and Mezzanine Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Letter Agreement dated as of March 5, 2010 among certain of the parties to this Agreement are superseded by the terms of this Agreement and the other Loan Documents and Mezzanine Loan Documents.

Section 9.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

Section 9.14. Gaming Laws. All rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

[SIGNATURE PAGES OMITTED]

EXHIBIT C

SPECIFIED MEZZANINE NOTES

Participant
Mezzanine Level 1	$45,005,000.00
Mezzanine Level 2	$41,254,583.34
Mezzanine Level 3	$41,254,583.33
Mezzanine Level 4	$41,254,583.33
Mezzanine Level 5	$22,502,500.00

EXHIBIT D

FORM OF PURCHASE AGREEMENT

(Attached)

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is dated as of [                     , 2        ] and is entered into by and between [Insert name of Selling Lender] (the “Seller”), [Insert name of Purchaser] (the “Purchaser”) and HARRAH’S ENTERTAINMENT, INC. (“HET”) (as to paragraphs 3 and 5 of this Agreement only), a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings given to them in that certain Note Sales Agreement dated [                     , 2010] between each Mortgage Borrower, each Mezzanine Borrower, each Lender, each Mezzanine Lender, HET and each Operating Company identified therein and the other parties thereto (the “Note Sales Agreement”).

1.	For an agreed consideration, subject to its rights to terminate the sale to be effected under this Agreement pursuant to Sections 3.4(d) or Section 3.5(d) the Notes Sales Agreement, Seller hereby agrees to sell and assign to Purchaser, and Purchaser hereby irrevocably agrees to purchase from Seller all of Seller’s rights in the Notes identified below or such percentage of Seller’s rights in the Notes as are identified below (collectively, including if Notes will be severed in the case of a tender and sale of less than 100% of the face amount of any Note, the “Purchased Notes”) and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights of Seller under the respective Purchased Notes. Accrued and unpaid interest on each Purchased Note through and including the date the sale of the Purchased Note(s) pursuant to this Agreement closes (the “Closing Date”) will be paid to Seller on the Closing Date by Purchaser pursuant to the interest payment provisions with respect to such Purchased Notes. Upon the sale of the Purchased Notes to Purchaser, such Purchased Notes will be immediately and automatically cancelled.

Facility	Aggregate Amount of Notes Held	Aggregate Amount of Notes Sold	Percentage of Notes
Mortgage Notes	$	$		%
Mezzanine Level 1	$	$		%
Mezzanine Level 2	$	$		%
Mezzanine Level 3	$	$		%
Mezzanine Level 4	$	$		%
Mezzanine Level 5	$	$		%
Mezzanine Level 6	$	$		%
Mezzanine Level 7	$	$		%
Mezzanine Level 8	$	$		%
Mezzanine Level 9	$	$		%

2.	Seller represents and warrants that it is the legal and beneficial owner of the Notes identified by Seller above and that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the Closing Dates, such Purchased Notes will be free and clear of any lien, encumbrance or other adverse claim.

3.	Each of Purchaser and HET hereby represent and warrant that as of the Closing Date, neither Purchaser nor HET is in possession of any Material Information that has not previously been disclosed to the Lender and the Mezzanine Lender, or to the public.

4.	Upon the consummation of the purchase and sale of any Purchased Note, Seller will promptly deliver to Purchaser any physical Notes (or a lost note affidavit in form and substance reasonably acceptable to Purchaser) evidencing the Purchased Notes and, to the extent any Purchased Note is less than 100% of the face amount of any physical Note, Purchaser will arrange for the execution and delivery by the applicable Borrower of a new Note evidencing the remaining amount of any severed Note not so purchased (the “Replacement Note”). Seller will not be obligated to deliver any physical Note to Purchaser until it is provided with a Replacement Note.

5.	This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in counterparts, which together shall constitute one instrument. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. This Agreement may not be amended, supplemented or modified except in a writing signed by the parties hereto.

The terms set forth in this Agreement are hereby agreed to:

SELLER

[NAME OF SELLER]

By:
Name:
Title:

HARRAH’S ENTERTAINMENT, INC.

By:
Name:
Title:

PURCHASER

[NAME OF PURCHASER]

By:
Name:
Title:

EXHIBIT E

ADDRESSES FOR NOTICES

Exhibit L to the Intercreditor Agreement is incorporated herein by reference and such notice information in such Exhibit shall be the notice information hereunder. Any modifications to such Exhibit after the date hereof will be promptly provided by Servicer to the Mortgage Borrower and Mezzanine Borrower.

Each party to this Agreement may designate other notice address from time to time in a notice to the other parties hereto in the manner provided for in this Agreement.

EXHIBIT G

FORM OF ALLONGE AND OMNIBUS ASSIGNMENT

(Attached Hereto)

OMNIBUS ASSIGNMENT

THIS OMNIBUS ASSIGNMENT (this “Assignment”), effective as of [            ], 20    , from [            ] Mezzanine Lender (as defined in the Loan Agreement (as hereinafter defined)) (“Assignor”) to [            ] Mezzanine Lender (as defined in the Loan Agreement) (“Assignee”). Capitalized terms used but not defined herein shall have the meanings assigned such terms in that certain [            ] Mezzanine Second Amended and Restated Loan Agreement, dated as of [            ]     , 2010 between Assignor, Assignee, the other Lenders party thereto and the Borrowers party thereto (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).

KNOW ALL MEN BY THESE PRESENTS, that the Assignor does grant, convey, assign, transfer and set over unto Assignee without recourse and without covenant, representation or warranty in any respect, the loan documents referenced in Schedule A attached hereto and made a part hereof (the “Documents”) and all of Assignor’s right, title and interest in, to and under the Documents, and all of Assignor’s right, title and interest, if any, in, to and under all other documents executed and/or delivered in connection with the loan evidenced and/or secured by the Documents (the “Asset”), including, without limitation, all of Assignor’s right, title and interest in the Asset and any collateral, security, certificates of deposit, letters of credit, performance bonds, demands, causes of action, all related certificates, bank accounts, operating accounts, reserve accounts, escrow accounts and other accounts, opinions, financial statements of the Borrowers and any guarantors, title insurance policies, servicing agreements and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Asset, all rights and benefits of Assignor related to the Documents and such other documents, and all of Assignor’s rights, title and interest in, to and under all claims and choses in action related to the Asset and/or the Documents.

TO HAVE AND TO HOLD unto Assignee, its successors, and assigns forever.

This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof.

This Assignment may be executed by one or more of the parties to this Assignment on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee caused these presents to be duly executed as of the day and year first written above.

ASSIGNOR:

[ ], a [ ]

By:
Name:
Title:

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

[Signature Page to Omnibus Assignment]

SCHEDULE A

6.	Second Amended and Restated [ ] Mezzanine Loan Agreement, dated as of [ ], 2010, between Harrah’s Las Vegas Mezz [ ], LLC, Harrah’s Atlantic City Mezz [ ], LLC, Rio Mezz [ ], LLC, Flamingo Las Vegas Mezz [ ], LLC, Harrah’s Laughlin Mezz [ ], LLC, and Paris Las Vegas Mezz [ ], LLC, as borrower (collectively, “Mezzanine Borrower”) and the Lenders party thereto.

7.	Amended and Restated Guaranty ([ ] Mezzanine Loan), dated as of [ ], 2010, between Harrah’s Entertainment, Inc. (“HET”) and the Lenders party thereto.

8.	Amended and Restated FF&E Guaranty ([ ] Mezzanine Loan), dated as of [ ], 2010, between HET and the Lenders party thereto.

9.	Environmental Indemnity Agreement ([ ] Mezzanine Loan), dated as of January 28, 2008, by and among HET, the other Indemnitor parties signatory thereto and JPMorgan Chase Bank, N.A. (“Lender”).

10.	Environmental Indemnity Agreement ([ ] Mezzanine Loan), dated as of May 22, 2008, by and among HET, Paris Las Vegas Mezz [ ], LLC, Harrah’s Laughlin Mezz [ ], LLC and Lender.

11.	Amended and Restated Pledge and Security Agreement ([ ] Mezzanine Loan), dated as of May 22, 2008, made by Mezzanine Borrower and Lender.

12.	Ratification of Pledge Agreement ([ ] Mezzanine Loan), dated as of [ ], 2010, made by Mezzanine Borrower in favor of the Lenders party thereto.

13.	Amended and Restated Contribution Agreement ([ ] Mezzanine Loan), dated as of May 22, 2008, by and among Mezzanine Borrower and Lender.

14.	Amended and Restated Operations and Maintenance Agreement ([ ] Mezzanine Loan), dated as of May 22, 2008, by and among Mezzanine Borrower and Lender.

15.	Omnibus Amendment ([ ] Mezzanine Loan), dated as of [ ], 2010, by and among Mezzanine Borrower and the Lenders party thereto.

ALLONGE TO SECOND AMENDED AND RESTATED PROMISSORY NOTE A-[    ]

([            ] MEZZANINE LOAN)

FOR VALUE RECEIVED, [                        ] (“Noteholder”), having an address at [                        ], hereby endorses that certain Second Amended and Restated Promissory Note A-[    ] ([            ] Mezzanine Loan), dated as of [            ]     , 2010, in the original principal amount of [            ], made by HARRAH’S LAS VEGAS MEZZ [    ], LLC, a Delaware limited liability company, HARRAH’S ATLANTIC CITY MEZZ [    ], LLC, a Delaware limited liability company, RIO MEZZ [    ], LLC, a Delaware limited liability company, FLAMINGO LAS VEGAS MEZZ [    ], LLC, a Delaware limited liability company, HARRAH’S PARIS MEZZ [    ], LLC, a Delaware limited liability company, HARRAH’S LAUGHLIN MEZZ [    ], LLC, a Delaware limited liability company (collectively, the “Borrower”), to the order of [                        ], a [                        ] (the “Promissory Note”), to which Promissory Note this allonge is and shall be permanently attached, as follows:

“Pay to the order of [                        ], a [                        ], having an address at [                        ], its successors and assigns.”

This allonge is made without recourse and without any representation or warranty of any kind whatsoever, express or implied.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:

NOTEHOLDER:

[ ]

By:
Name:
Title:

EXHIBIT H

MEZZANINE NOTE A-[    ] FIRST OPTION UPSIDE RIGHT CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, AND (II) UNLESS THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOTE SALES AGREEMENT DATED AS OF [                    ], 2010, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM [BANK OF AMERICA, N.A., AS SERVICER], OR ANY SUCCESSOR SERVICER THERETO.

Dated:                             , 20

This certificate (this “Certificate”) is a First Option Certificate issued pursuant to (and as defined in) Section 8.1 of that certain Note Sales Agreement, dated as of [August     , 2010] (as same may be amended, restated, renewed, supplemented or otherwise modified from time to time, the “Note Sales Agreement”), among the Lenders signatory thereto, the Mezzanine Lenders signatory thereto, Harrah’s Entertainment, Inc., the Mortgage Borrowers signatory thereto, the Mezzanine Borrowers signatory thereto and the Operating Companies signatory thereto.

This Certificate entitles the Selling Holder identified below (together with its successors and permitted assigns of this Certificate, the “Holder”) to additional purchase consideration (the “Upside Right”) as a First Option Noteholder in respect of the following First Option Note sold to the Harrah’s Parties pursuant to the Note Sale Agreement as follows:

Selling Holder: [                    ]

First Option Note Sold: Second Amended and Restated Promissory Note A-[    ] ([            ] Mezzanine Note)

Face Amount of Note Sold: $[                    ]

Purchase Price: [$                    ] per $1.00 of principal amount sold

Date of Purchase:                      , 20

Any amounts due and owing in connection with the Upside Right pursuant to Section 8.1 of the Note Sales Agreement shall be payable to the Holder of this Certificate and shall be paid by Mezzanine Borrower in accordance with the requirements of Section 8.1 of the Note Sales Agreement. This Certificate may not be transferred except as expressly permitted pursuant to Section 8.1 of the Note Sales Agreement and in accordance with all applicable laws.

The name and address of each Holder of this Certificate and all payments, if any, made in connection with the Upside Right in respect of this Certificate shall be reflected in the First Option Register.

Capitalized terms not specifically defined herein shall have the respective meanings ascribed thereto in the Note Sales Agreement.

All of the terms, provisions, covenants and conditions of the agreement between the Harrah’s Parties and Holder regarding the Upside Right are set forth herein and in the Note Sales Agreement. The terms of Section 8.1 of the Note Sales Agreement are incorporated herein by reference and shall govern this transaction, including, without limitation, any transfers or dispositions of this Certificate.

The Upside Right and this Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the holder hereof shall be determined in accordance with such laws.

[NAME OF APPLICABLE BORROWER PURCHASING NOTE]

By:
Name:
Title:

EXHIBIT I

MEZZANINE NOTE A-[    ] SECOND OPTION UPSIDE RIGHT CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, AND (II) UNLESS THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOTE SALES AGREEMENT DATED AS OF [                    ], 2010, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM [BANK OF AMERICA, N.A., AS SERVICER], OR ANY SUCCESSOR SERVICER THERETO.

Dated:                             , 20

This certificate (this “Certificate”) is a Second Option Certificate issued pursuant to (and as defined in) Section 8.2 of that certain Note Sales Agreement, dated as of [August     , 2010] (as same may be amended, restated, renewed, supplemented or otherwise modified from time to time, the “Note Sales Agreement”), among the Lenders signatory thereto, the Mezzanine Lenders signatory thereto, Harrah’s Entertainment, Inc., the Mortgage Borrowers signatory thereto, the Mezzanine Borrowers signatory thereto and the Operating Companies signatory thereto.

This Certificate entitles the Selling Holder identified below (together with its successors and permitted assigns of this Certificate, the “Holder”) to additional purchase consideration (the “Upside Right”) as a Second Option Noteholder in respect of the following Second Option Note sold to the Harrah’s Parties pursuant to the Note Sale Agreement as follows:

Selling Holder: [                    ]

Second Option Note Sold: Second Amended and Restated Promissory Note A-[    ] ([            ] Mezzanine Note)

Face Amount of Note Sold: $[                    ]

Purchase Price: [$                    ] per $1.00 of principal amount sold

Date of Purchase:                     , 20

Any amounts due and owing in connection with the Upside Right pursuant to Section 8.2 of the Note Sales Agreement shall be payable to the Holder of this Certificate and shall be paid by Mezzanine Borrower in accordance with the requirements of Section 8.2 of the Note Sales Agreement. This Certificate may not be transferred except as expressly permitted pursuant to Section 8.2 of the Note Sales Agreement and in accordance with all applicable laws.

The name and address of each Holder of this Certificate and all payments, if any, made in connection with the Upside Right in respect of this Certificate shall be reflected in the Second Option Register.

Capitalized terms not specifically defined herein shall have the respective meanings ascribed thereto in the Note Sales Agreement.

All of the terms, provisions, covenants and conditions of the agreement between the Harrah’s Parties and Holder regarding the Upside Right are set forth herein and in the Note Sales Agreement. The terms of Section 8.2 of the Note Sales Agreement are incorporated herein by reference and shall govern this transaction, including, without limitation, any transfers or dispositions of this Certificate.

The Upside Right and this Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the holder hereof shall be determined in accordance with such laws.

[NAME OF APPLICABLE BORROWER PURCHASING NOTE]

By:
Name:
Title:

EXHIBIT J

FIRST OPTION NOTES

[Redacted.]

EXHIBIT K

SECOND OPTION NOTES

[Redacted.]

EXHIBIT L

DPO MEZZANINE LOAN DOCUMENT PROVISIONS

The following Mezzanine Loan Documents and Mezzanine Loan Document provisions shall be of no further force and effect with respect to each DPO Mezzanine Loan immediately upon a Mezzanine Loan becoming a DPO Mezzanine Loan:

1.	The Collateral Assignment of Interest Rate Cap Agreement

2.	The O&M Agreement

3.	The Guaranty (FF&E)

4.	With respect to the Mezzanine Loan Agreement, the following sections:

(a)	Sections 2.1.5, 2.1.6

(b)	Sections 2.2

(c)	Sections 2.3

(d)	Section 2.4

(e)	Section 2.5

(f)	Sections 2.6.1(d), 2.6.3 and 2.6.4

(g)	Article III

(h)	Sections 4.1.10, 4.1.12, 4.1.14, 4.1.16, 4.1.17, 4.1.19, 4.1.20, 4.1.21, 4.1.22, 4.1.26, 4.1.31, 4.1.32, 4.1.40, and 4.1.41

(i)	Sections 5.1.11, 5.1.15, 5.1.18, 5.1.20(d) and (f), 5.1.21, 5.1.22(d), (i), (k), (l) and (m), Section 5.1.25

(j)	Section 6.1(a), but only with respect to Mezzanine Borrower’s obligation to provide notices to Mezzanine Lender

(k)	Section 6.2, but only with respect to Mezzanine Borrower’s obligation to provide notices to Mezzanine Lender

(l)	Section 6.3, but only with respect to Mezzanine Borrower’s obligation to provide notices to Mezzanine Lender

(m)	Sections 7.2, 7.3 and 7.5

(n)	Section 8.2(c)

(o)	Sections 9.1, 9.2, 9.5, 9.6, 9.7, 9.8, 9.10

(p)	Section 10.13